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                                                                    EXHIBIT 12.1



                       FEDERATED DEPARTMENT STORES, INC.

        COMPUTATION OF HISTORICAL RATIOS OF EARNINGS TO FIXED CHARGES(A)

                       (in thousands, except ratio data)

                                                                               The Company(b)
                                               --------------------------------------------------------------------------
                                               Fiscal Year    Fiscal Year   Fiscal Year         Fiscal Year   Fiscal Year
                                                  Ended         Ended          Ended              Ended          Ended
                                                 1/28/95       1/29/94        1/30/93            2/1/92         2/2/91
                                               -----------    ----------    -----------         ----------    -----------
                                               (52 weeks)     (52 weeks)    (52 weeks)     |    (52 Weeks)    (52 Weeks)
                                                                                           |
 Income (loss) before income                                                               |
   taxes and extraordinary                                                                 |
   item  . . . . . . . . . . .                  $331,284       $367,780        $232,007    |   $(1,849,961)   $(547,801)
                                                                                           |
 Add:  Portion of rents                                                                    |
   representative of the                                                                   |
   interest factor . . . . . .                    71,109         63,530          63,843    |        64,055       63,833
                                                                                           |
       Interest expense  . . .                   262,115        213,544         258,211    |       504,257      639,527
                                                --------       --------        --------    |   -----------    ---------
                                                                                           |
 Adjusted income (loss)  . . .                  $664,508       $644,854        $554,061    |   $(1,281,649)   $ 155,559
                                                ========       ========        ========    |   ===========    =========
                                                                                           |
                                                                                           |
 Fixed charges:                                                                            |
   Interest expense  . . . . .                  $262,115       $213,544        $258,211    |   $   504,257    $ 639,527
                                                                                           |
   Capitalized interest  . . .                       447            191             126    |           182          998
   Portion of rents                                                                        |
     representative of                                                                     |
     the interest factor . . .                    71,109         63,530          63,843    |        64,055       63,833
                                                --------       --------        --------    |   -----------    ---------
                                                                                           |
 Total fixed charges . . . . .                  $333,671       $277,265        $322,180    |   $   568,494    $ 704,358
                                                ========       ========        ========    |   ===========    =========
                                                                                           |
 Ratio of income to fixed                                                                  |
   charges . . . . . . . . . .                     1.99x          2.33x           1.72x    |
                                                                                           |
 Deficiency of earnings to                                                                 |
   fixed charges . . . . . . .                         -              -               -    |   $ 1,850,143    $ 548,799


______________________________

(a) For purposes of computing the ratio (or deficiency) of earnings to fixed charges, earnings consist of income before income taxes and extraordinary items plus fixed charges (excluding interest capitalized). Fixed charges represent interest incurred, amortization of debt expense, and that portion of rental expense on operating leases deemed to be the equivalent of interest.

(b) As a result of the Company's emergence from bankruptcy and its adoption of fresh-start reporting as of February 1, 1992, the Company's financial information for periods ending after February 1, 1992 is generally not comparable to financial information for periods ending on or before February 1, 1992 and is separated by a black line.